                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

    Filed by the Registrant  [X]
    Filed by a Party other than the Registrant
    Check the appropriate box:
    [  ] Preliminary Proxy Statement            [  ]  Confidential, For Use of
                                                      the Commission Only (as
                                                      permitted by
                                                      Rule 14a-6(e) (2))

    [X]  Definitive Proxy Statement
    [  ] Definitive Additional Materials
    [  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Tractor Supply Company
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X]  No fee required.

    [  ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1)
         and 0-11.
    (1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
    (5)  Total fee paid:

------------------------------------------------------------------------------
    [  ] Fee paid previously with preliminary materials:

------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount previously paid:

------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                           [TRACTOR SUPPLY CO. LOGO]

                             TRACTOR SUPPLY COMPANY
                             320 PLUS PARK BOULEVARD
                           NASHVILLE, TENNESSEE 37217

To Our Stockholders:

         On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1998 Annual Meeting of Stockholders of Tractor Supply Company.

         As shown in the formal notice enclosed, the meeting will be held on Thursday, April 23, 1998, at 10:00 a.m. (central time) at our management headquarters in Nashville, Tennessee. The purpose of this year's meeting is to elect one Class I Director for a term of three years, to ratify the reappointment of Price Waterhouse LLP as the Company's independent certified public accountants for fiscal 1998, and to transact such other business as may properly come before the meeting. The meeting will include a report on Tractor Supply Company's activities for the fiscal year ended December 27, 1997 and there will be an opportunity for comments and questions from stockholders.

         Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of stockholders who are late sending in their proxy cards.

                                      Sincerely,



                                      Joseph H. Scarlett, Jr.
                                      Chairman of the Board
                                      and Chief Executive Officer

March 20, 1998

                             TRACTOR SUPPLY COMPANY
                             320 PLUS PARK BOULEVARD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 366-4600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 23, 1998

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Tractor Supply Company, a Delaware corporation (the "Company"), will be held at the Company's management headquarters, 320 Plus Park Boulevard, Nashville, Tennessee, on Thursday, April 23, 1998, at 10:00 a.m. (central time) (the "Annual Meeting") for the following purposes:

         1. To elect one Class I Director for a three-year term ending at the 2001 Annual Meeting of Stockholders;

         2. To ratify the reappointment of Price Waterhouse LLP as independent certified public accountants for the fiscal year ending December 26, 1998; and

         3. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

         The Board of Directors has fixed the close of business on March 11, 1998 as the record date for determining the holders of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         The Common Stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

                                  By Order of the Board of Directors



                                  Michael J. Kincaid
                                  Vice President-Controller and Secretary

Nashville, Tennessee
March 20, 1998

------------------------------------------------------------------------------
                 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
                           DATE AND RETURN YOUR PROXY.
------------------------------------------------------------------------------

                             TRACTOR SUPPLY COMPANY
                             320 PLUS PARK BOULEVARD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 366-4600

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 23, 1998

                       INTRODUCTION AND VOTING PROCEDURES

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Tractor Supply Company, a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders of the Company to be held at the Company's management headquarters, 320 Plus Park Boulevard, Nashville, Tennessee, on Thursday, April 23, 1998, at 10:00 a.m. (central time) and at any continuations and adjournments thereof (the "Annual Meeting"). This Proxy Statement is first being mailed on or about March 20, 1998 to holders of record of the common stock, par value $.008 per share, of the Company (the "Common Stock") at the close of business on March 11, 1998.

         The shares of Common Stock held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its management headquarters or by the stockholder personally attending and voting his or her shares at the meeting.

         The Board has fixed the close of business on March 11, 1998 as the record date (the "record date") for the meeting. Only stockholders of record at the close of business on March 11, 1998 are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 11, 1998, there were 8,736,494 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the Annual Meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting) is required for any vote taken at the Annual Meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy is required for the election of directors, and the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy is required for the approval of any other matter submitted to a vote of the stockholders at the Annual Meeting. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present and will have the effect of a vote withheld on the election of directors or a vote against any other matter. A broker non-voted share (i.e., a share held by a broker or nominee as to which instructions have not been received from the beneficial owner or person entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, therefore, will not be counted in determining whether a quorum is present or whether a matter has been approved.

         The Annual Report to Stockholders of the Company for the fiscal year ended December 27, 1997, including audited financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all holders of record of Common Stock at the close of business on March 11, 1998. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of March 11, 1998. Additional copies of the Annual Report and the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1997 to be filed with the Securities and Exchange Commission (the "Form 10-K") (but without exhibits to the Form 10-K) may be obtained without charge upon request to the Company's investor relations firm, Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee 37210. See "Availability of Form 10-K and Annual Report to Stockholders."

         EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THOMAS O. FLOOD AS CLASS I DIRECTOR, AND FOR RATIFICATION OF THE REAPPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 26, 1998.

                          ELECTION OF CLASS I DIRECTOR
                       AND INFORMATION REGARDING DIRECTORS

ELECTION OF CLASS I DIRECTOR

         Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board is divided into three classes designated as Class I, Class II and Class III, respectively. At the Annual Meeting the current term of the Class I director will expire. The Board has nominated the incumbent Class I director, Thomas O. Flood, for election as Class I director for a three-year term expiring at the 2001 Annual Meeting of Stockholders. The following table sets forth certain information concerning the nominee for election as Class I director.

               NAME AND AGE                       DIRECTOR            POSITIONS WITH COMPANY, DIRECTORSHIPS AND
                                                   SINCE               BUSINESS EXPERIENCE FOR LAST FIVE YEARS
-------------------------------------------    ---------------    --------------------------------------------------
Thomas O. Flood, 51 ..........................      1985          Senior Vice President of Administration and
                                                                  Finance, Treasurer and Chief Financial Officer
                                                                  of the Company since January 1996, after having
                                                                  served as Vice President of Administration and
                                                                  Finance of the Company since 1984 and Chief
                                                                  Financial Officer and Treasurer since June
                                                                  1993.  Previously served as Vice President of
                                                                  Finance of the Company from 1982 to 1984, as
                                                                  Controller from 1981 to 1982 and in various
                                                                  financial and management information systems
                                                                  capacities between 1969 and 1981.



         If a nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person designated by the Board.

------------------

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO ELECT THOMAS O. FLOOD AS CLASS I DIRECTOR OF THE COMPANY TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS.

INFORMATION CONCERNING CLASS II DIRECTORS

         The following table sets forth certain information concerning the Class II directors of the Company, whose terms expire at the 1999 Annual Meeting of Stockholders.

                                                  DIRECTOR            POSITIONS WITH COMPANY, DIRECTORSHIPS AND
               NAME AND AGE                        SINCE               BUSINESS EXPERIENCE FOR LAST FIVE YEARS
-------------------------------------------    ---------------    --------------------------------------------------
Thomas J. Hennesy, III, 68 ................         1982          Retired as Vice Chairman of the Company in June.
                                                                  1995, after having served as Vice Chairman of
                                                                  the Company since February 1993, Chairman and
                                                                  Chief Executive Officer of the Company from 1982
                                                                  to February 1993 and President of the Company
                                                                  from 1982 to 1987.  Previously served as
                                                                  President of several subsidiaries of, and as
                                                                  Vice President - Operations of, Fuqua
                                                                  Industries, Inc. from 1974 to 1982

Joseph D. Maxwell, 59 .....................         1985          Retired as Vice President of Marketing of the
                                                                  Company in June 1996, after having served as
                                                                  Vice President of Marketing of the Company
                                                                  since 1984 Previously served in various
                                                                  capacities with the Company from 1980 to 1984
                                                                  From 1967 to 1980, was employed by Hallmark Auto
                                                                  Centres, Ltd., a retail subsidiary of Goodyear
                                                                  Canada, last serving as Chief Operating
                                                                  Officer for five years.

Joseph M. Rodgers, 64 ....................          1995          Chairman of The JMR Group, an investment company
                                                                  located in Nashville, Tennessee, since 1984.
                                                                  Previously served as the United States
                                                                  Ambassador to France from 1985 until 1989.
                                                                  Other directorships: AMR Corporation / American
                                                                  Airlines, Inc., Fort Worth, Texas, since 1989;
                                                                  Gaylord Entertainment Company, Nashville,
                                                                  Tennessee, since 1991; Gryphon Holdings Inc.,
                                                                  New York, New York, since 1993; Lafarge
                                                                  Corporation, Reston, Virginia, since 1989;
                                                                  SunTrust Bank, Nashville, N.A., Nashville,
                                                                  Tennessee, since 1989; Thomas Nelson, Inc.,
                                                                  Nashville, Tennessee, since 1992; and Willis
                                                                  Corroon Group plc, London, England and
                                                                  Nashville, Tennessee, since 1990.

INFORMATION CONCERNING CLASS III DIRECTORS

         The following table sets forth certain information concerning the Class III directors of the Company, whose terms expires at the 2000 Annual Meeting of Stockholders.

                                                  DIRECTOR            POSITIONS WITH COMPANY, DIRECTORSHIPS AND
               NAME AND AGE                        SINCE               BUSINESS EXPERIENCE FOR LAST FIVE YEARS
-------------------------------------------    ---------------    --------------------------------------------------
Joseph H. Scarlett, Jr., 55 ...............        1982           Chairman and Chief Executive Officer of the
                                                                  Company since February 1993 after having served
                                                                  as President and Chief Operating Officer of the
                                                                  Company since 1987.  Between 1979 and 1987,
                                                                  served as Vice President of Personnel, Senior
                                                                  Vice President of Administration and Executive
                                                                  Vice President of Operations of the Company.
                                                                  Prior to 1979, held operational positions,
                                                                  including District Supervisor and Personnel
                                                                  Director, with Two Guys Discount Stores in New
                                                                  Jersey over a 15 year period.  Member of the
                                                                  International Mass Retail Association Board.


S.P. Braud, 67 ............................        1993           President and director of Braud Design/Build
                                                                  Inc., a residential construction company located
                                                                  in Ponte Vedra Beach, Florida, since October
                                                                  1992.  Previously served as a Vice President and
                                                                  the Treasurer and Chief Financial Officer of
                                                                  Service Merchandise Company, Inc. from 1986 to
                                                                  1993, a Vice President and the Controller of the
                                                                  Retail Group of General Mills from 1982 to 1986,
                                                                  the Chief Financial Officer of the Specialty
                                                                  Retailing Group of W.R. Grace & Company and the
                                                                  Senior Vice President of Operations of Shepler's
                                                                  Western Wear (a subsidiary of W.R. Grace &
                                                                  Company) from 1977 to 1982, the Senior Vice
                                                                  President of Finance and Administration for
                                                                  White Stores from 1975 to 1977 and the
                                                                  Controller of the North Central Region of
                                                                  Montgomery Ward from 1972 to 1975.

                               BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         COMPENSATION OF DIRECTORS - The Company pays each director who is not also an employee of the Company an annual retainer of $8,000. In addition, the Company pays all such non-employee directors $500 for each Board meeting attended, or committee meeting attended if not held in conjunction with a Board meeting, and reimburses all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Moreover, each of the directors is eligible to participate in the Company's 1994 Stock Option Plan under which non-qualified stock options for 500 shares of Common Stock are automatically granted annually to each of the non-employee directors with an exercise price equal to the fair market value of such shares at the time of grant. No director who is an employee of the Company receives compensation for services rendered as a director.

         BOARD OF DIRECTORS - During the Company's fiscal year ended December 27, 1997 ("fiscal 1997"), the Board held four meetings. The Board has three standing committees, the Audit Committee, the Compensation Committee and the Executive Committee. The Board does not have a standing nominating committee. During fiscal 1997, the Audit Committee held three meetings, the Compensation Committee held three meetings and the Executive Committee held none. During fiscal 1997, all of the incumbent directors of the Company attended 100% of the aggregate number of meetings of the Board and the respective Committees of the Board on which they served that were held during the period of time that such person served on the Board or such Committee.

         AUDIT COMMITTEE - The Audit Committee, which is comprised of Messrs. Braud (Chairman) and Rodgers, is responsible for overseeing the auditing procedures and financial reporting of the Company, reviewing the general scope of the Company's annual audit and the fee charged by the Company's independent certified public accountants, determining the duties and responsibilities of the internal auditors, receiving, reviewing and accepting the reports of the Company's independent certified public accountants, reviewing and approving related-party transactions and overseeing the Company's systems of internal accounting and management controls.

         COMPENSATION COMMITTEE - The Compensation Committee, which is comprised of Messrs. Braud (Chairman) and Rodgers, is responsible for reviewing and recommending the appropriate compensation and benefits of directors and officers of the Company, considering and making grants and awards under and administering the Company's 1994 Stock Option Plan and overseeing the Company's various other compensation and benefit plans.

         EXECUTIVE COMMITTEE - The Executive Committee, which is comprised of Messrs. Scarlett (Chairman) and Braud, is responsible for exercising all of the powers of the Board between Board meetings, except as otherwise limited by the Company's Amended and Restated By-laws and applicable law.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Braud and Rodgers serve on the Compensation Committee of the Board. There are no, and during fiscal 1997 there were no, interlocking relationships between any officers of the Company and any entity whose directors or officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee during fiscal 1997.

                             EXECUTIVE COMPENSATION

         The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for all services rendered in all capacities to the Company for the fiscal years ended December 27, 1997, December 28, 1996 and December 30, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                              Annual Compensation                  Compensation
                                 -----------------------------------------------   ------------
                                                                                       Awards
                                                                                   ------------
                                 Fiscal                             Other Annual   Stock Options      All Other
   Name and Principal Position    Year     Salary (1)     Bonus    Compensation     (in shares)   Compensation (2)
   ---------------------------   ------    ----------    -------   ------------   --------------  ---------------
Joseph H. Scarlett, Jr ..........  1997    $  325,000    $    --         --                  --   $   14,766
   Chairman of the Board and       1996    $  325,000    $65,000         --                  --   $   22,768
   Chief Executive Officer         1995    $  291,512    $87,450         --                  --   $   27,559

Thomas O. Flood .................  1997    $  182,000    $    --         --                  --   $   10,538
   Senior Vice President-          1996    $  182,000    $36,400         --                  --   $   12,798
   Administration and Finance,     1995    $  176,306    $52,890         --                  --   $   19,746
   Treasurer and Chief Financial
   Officer (3)

James R. McMurray ...............  1997    $  146,601    $    --         --              13,000   $    9,751
   Vice President-Information      1996    $  125,008    $18,750         --              10,000   $   12,292
   Technology and Chief            1995    $  120,250    $24,000         --               2,000   $    4,812
   Information Officer (4)

Daisy L. Vanderlinde ............  1997    $  122,653    $15,000         --              13,000   $   14,058
   Vice President-Human            1996    $   89,993    $24,000         --               8,000   $    4,019
   Resources (5)                   1995    $       --    $    --         --                  --   $       --

Lawrence Goldberg ...............  1997    $  128,102    $    --         --              13,000   $    7,403
   Vice President-Logistics        1996    $  125,008    $18,750         --              10,000   $    7,774
                                   1995    $  115,518    $23,100         --               2,000   $   10,913

---------------
(1) Includes portion of salary deferred at named executive's election under the Tractor Supply Company Employee 401(k) Retirement Plan (the "401(k) Plan").
(2) Compensation reflected in this column is comprised of Company contributions to the 401(k) Plan, amounts credited as Company contributions under the Deferred Compensation Plan, amounts paid by the Company pursuant to the Medical Expense Reimbursement Plan, premiums paid by the Company pursuant to the Executive Life Insurance Plan and amounts paid or reimbursed for certain moving and relocation expenses. Amounts for fiscal 1997 are as follows:
     (a) Company contributions to the 401(k) Plan in the amount of $10,124 for Mr. Scarlett; $6,793 for Mr. Flood; $4,182 for Mr. McMurray; $0 for Ms. Vanderlinde; and $4,501 for Mr. Goldberg.
     (b) Amounts credited as Company contributions under the Deferred Compensation Plan in the amount of $0 for Mr. Scarlett; $0 for Mr. Flood; $0 for Mr. McMurray; $0 for Ms. Vanderlinde; and $0 for Mr. Goldberg.
     (c) Amounts paid by the Company pursuant to the Medical Expense Reimbursement Plan in the amount of $1,656 for Mr. Scarlett; $1,948 for Mr. Flood; $4,199 for Mr. McMurray; $5,898 for Ms. Vanderlinde; and $1,707 for Mr. Goldberg.
     (d) Premiums paid by the Company pursuant to the Executive Life Insurance Plan in the amount of $2,986 for Mr. Scarlett; $1,798 for Mr. Flood; $1,370 for Mr. McMurray; $1,114 for Ms. Vanderlinde; and $1,195 for Mr. Goldberg.
     (e) Amount paid or reimbursed by the Company for certain moving and relocation expenses in the amount of $7,046 for Ms. Vanderlinde.
(3) Mr. Flood was elected Senior Vice President of Administration and Finance, Treasurer and Chief Financial Officer in January 1996, having previously served as Vice President of Administration and Finance since 1984 and as Chief Financial Officer and Treasurer since June 1993.
(4) Mr. McMurray was elected Vice President-Information Technology and Chief Information Officer in January 1996, having previously served as Vice President-Management Information Systems since December 1994.
(5)  Ms. Vanderlinde was elected Vice President-Human Resources in April 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table reflects certain information with respect to options to acquire shares of the Company's Common Stock granted under the Company's 1994 Stock Option Plan to the executive officers named in the Summary Compensation Table above (excluding Messrs. Scarlett and Flood, who do not participate in the Stock Option Plan) during the fiscal year ended December 27, 1997.

                           Individual Grants (1)                                  Potential Realizable Value at
-----------------------------------------------------------------------------  Assumed Annual Rates of Stock Price
                                                                                Appreciation for Option Term (2)
                                                                              --------------------------------------
                                     Percent of
                                       Total
                     Number of        Options
                     Securities      Granted to
                     Underlying      Employees      Exercise or
                      Options        in Fiscal      Base Price    Expiration
      Name          Granted (#)       Year (%)        ($/Sh)         Date            5% ($)             10% ($)
------------------ --------------- --------------- -------------- ----------- --------------------- ----------------
     James R.
    McMurray            3,000           3.3            20.00       1/22/07           37,734              95,625
                       10,000           3.9            17.75       8/15/07          111,629             282,889

     Daisy L.
   Vanderlinde          3,000           3.3            20.00       1/22/07           37,734              95,625
                       10,000           3.9            17.75       8/15/07          111,629             282,889

     Lawrence
    Goldberg            3,000           3.3            20.00       1/22/07           37,734              95,625
                       10,000           3.9            17.75       8/15/07          111,629             282,889


(1) The exercise price of the options granted is equal to the fair market value of the Company's Common Stock on the date of grant. Options generally have a 10-year term. Options generally vest 33 % each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date.

(2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration date using 5% and 10% appreciation rates set by the Securities and Exchange Commission, compounded annually, and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. Additionally, these values do not take into consideration the terms of the options providing for nontransferability, vesting, or termination of the options following termination of employment.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table reflects certain information with respect to options to acquire shares of the Company's Common Stock under the Company's 1994 Stock Option Plan exercised during the fiscal year ended December 27, 1997 and options held at fiscal year end by the officers named in the Summary Compensation Table above (excluding Messrs. Scarlett and Flood, who do not participate in the Stock Option Plan).

                                                             Number of                      Value of
                                                       Securities Underlying              Unexercised
                                                            Unexercised                   In-the-Money
                                                              Options                      Options at
                                                           at FY-End (#)                 FY-End ($) (1)
                                                     --------------------------    --------------------------
                       Shares           Value
      Name          Acquired on        Realized            Exercisable/                   Exercisable/
                    Exercise (#)         ($)               Unexercisable                 Unexercisable
------------------ --------------- ----------------- --------------------------    --------------------------
    James R.
    McMurray            -0-              -0-               -0- / 25,000                    -0- / -0-

    Daisy L.
   Vanderlinde          -0-              -0-               -0- / 21,000                    -0- / -0-

    Lawrence
    Goldberg            -0-              -0-               333 / 26,000                    -0- / -0-

(1) The value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock as reported on The Nasdaq National Market on December 24, 1997 was $14.50.

            COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     This report by the Compensation Committee is provided in accordance with rules adopted by the Securities and Exchange Commission to inform stockholders of the Compensation Committee's policies for executive officers and the rationale for compensation paid to the Company's Chief Executive Officer. It is not to be incorporated by reference by any general statement which incorporates by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and is not to be otherwise deemed filed under either such Act.

     The Compensation Committee of the Board has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee of the Board, the Company has developed and implemented compensation policies, plans and programs ("Compensation Policies") which seek to structure executive compensation consistent with the Company's overall business strategy, philosophy and objectives. The Compensation Policies are intended to embody a "pay-for-performance" philosophy which rewards executives for long-term strategic management and enhancement of stockholder value by providing performance-based incentives that measure rewards against personal and Company goals. The Company believes this philosophy attracts, retains and motivates key executives critical to the long-term success of the Company.

     This compensation philosophy is implemented through compensation packages which include various cash and non-cash components. Although no formal analysis of compensation was conducted by the Compensation Committee, the Company believes, based in part on independent compensation surveys of the retail industry in general and the Company's survey of select retailers, that its base salaries are generally set somewhat below competitive levels; it therefore relies to a larger degree on annual and longer term "incentive" compensation.

     In setting annual salaries, the Compensation Committee reviews an annual salary plan recommended by the Company for each of the Company's officers. The annual salary plan is based on numerous subjective factors which include the officer's individual performance and responsibility level, and the Company's performance for the preceding fiscal year as well as objective factors such as inflation and matching the officer's position to comparable positions in the competitive marketplace by reference to the surveys referred to above. Generally, the salary goal for officers is targeted at or below the salary range mid-point of the 50th percentile of salaries for comparable positions (based on the surveys referred to above) so that a larger portion of the officer's compensation is tied to Company performance, thereby more closely linking executive and stockholder interests. The annual salary plans are established by the Compensation Committee based on its assessment of the foregoing factors, as well as its assessment of the officer's past performance and the Compensation Committee's expectation of the officer's future contributions in leading the Company.

     For the fiscal year ended December 27, 1997, Joseph H. Scarlett, Jr., the Company's Chairman of the Board and Chief Executive Officer, received a base salary of $325,000, the same base salary as in the prior fiscal year. Mr. Scarlett's salary is determined by the Compensation Committee substantially in accordance with the policies described above relating to all officers of the Company. In particular, the Compensation Committee determined that the Company's overall, below expectation performance outweighed Mr. Scarlett's personal performance and accomplishments and expectations of Mr. Scarlett's future contributions in leading the Company. The Company believes that Mr. Scarlett's base salary is below the salary mid-point of the 50th percentile of salaries for chief executive officers for retail companies of comparable size based on the compensation surveys referred to above.

     All executive officers participate in the Company's Senior Executive Incentive Plan ("SEIP") under which they are eligible to receive a bonus ranging from 20% of their annual base salary if the Company realizes a FIFO pretax profit increase ("profit increase") ranging from 3% to 6%, to 70% of their annual base salary if the Company realizes a profit increase of 41% or more. Certain other officers participate in the Company's Other Executive Incentive Plan ("OEIP") under which they are eligible to receive a bonus ranging from 15% of their annual base salary if the Company realized a profit increase ranging from 3% to 6%, to 50% of their annual base salary if the Company realizes a profit increase of 41% or more. The Compensation Committee may recommend, and the Board may award, at its discretion, bonuses based on other subjective factors such as the executive's individual performance, unusual factors, strategic long-term decisions affecting the Company's performance during the fiscal year, and the perceived expectation of the executive officer's future contributions in leading the Company. The Compensation Committee or the Board may amend or terminate the SEIP or the OEIP at any time. For fiscal 1997, all of the officers were awarded bonuses as reflected in the Summary Compensation Table contained elsewhere in the proxy statement.

     A large portion of the officers' total compensation is tied to stock performance, thus more closely aligning their interests with the long-term interests of stockholders. This is accomplished primarily through the Company's 1994 Stock Option Plan, which is administered by the Compensation Committee of the Board of Directors. Stock options generally are granted annually to all officers and other key employees (excluding Messrs. Scarlett and Flood), have a 10 year term, are exercisable at the market price on the date of grant, and vest 33 % each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date. The stock option grant size is determined by the Compensation Committee and generally is based on the number of shares whose present value equals a percentage of the salary mid-point for a comparable position in the retailing industry, with the largest number of option shares being granted to senior executive officers (100% of such salary mid-point) decreasing incrementally, based on position, to 50% of such salary mid-point. The stock option grant size may also be impacted by the officer's individual past performance, expectation of the officer's future contributions in leading the Company, and the Company's overall performance. Messrs. Scarlett and Flood have chosen not to participate in the Company's 1994 Stock Option Plan due to their already large stock ownership as shown elsewhere in the proxy statement.

         The Company's officers are also compensated, to a lesser extent, pursuant to several other plans. The Deferred Compensation Plan ("DCP"), which is administered by the Compensation Committee, provides additional incentives for officers of the Company (excluding Messrs. Scarlett and Flood) and enhances the

Company's ability to attract and retain the services of qualified persons. According to the terms of the DCP, each year a percentage of the officer's annual base salary (ranging from 2% of his or her annual base salary if the Company's net income increase over the prior year (the "net income increase") is less than or equal to 0%, to 6% of his or her annual base salary if the Company's net income increase is greater than 20%) will be allocated to his or her deferred compensation account under the DCP (provided, however, that no allocation will be made if the Company's net income is less than 2.5% of net sales), which account earns simple interest at the prime rate as in effect on January 1 each year and vests upon the officer's retirement after attaining age 55, contingent (in most cases) on such officer's continued employment with the Company until age 55. In July 1997, after considering that Messrs. Scarlett and Flood have chosen not to participate in the Company's 1994 Stock Option Plan due to their already large stock ownership, the Compensation Committee recommended, and the Board approved, the SERPSwap Collateral Assignment Split Dollar Insurance Plans (the "SERP Plans") intended to provide additional incentives to Messrs. Scarlett and Flood and replace their existing DCP's. Pursuant to the terms of the SERP Plans, premiums under the SERP Plans will be paid by the Company (estimated to be approximately $105,000 annually and $48,500 annually regarding Messrs. Scarlett and Flood, respectively) for a period of 10 years, the Company will obtain a collateral assignment in each of their respective insurance policies covering the full amount of the premiums paid by the Company (the Company will be reimbursed from the cash surrender value or death proceeds from each of their respective insurance policies), and the insurance policies will be released to each of their respective trusts in the 16th year, at which time the death benefit value of the insurance policies is estimated to be approximately $2.8 million and $1.9 million regarding Messrs. Scarlett and Flood, respectively. Officers also participate in (i) the Medical Expense Reimbursement Plan, which provides for reimbursement in amounts up to $20,000 annually for certain medical expenses for themselves and their families not otherwise covered by the Company's group medical insurance plan and (ii) the Executive Life Insurance Plan, which provides for basic term life insurance coverage (equal to four times salary rounded to the next highest $1,000 to a maximum of $1,000,000) in excess of that which is provided by the Company's group life insurance plan.

     The Company's officers also participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its executive officers.

     The Compensation Committee believes that the Company's Compensation Policies are strongly linked to the Company's performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company's Compensation Policies and plans to ensure that they are appropriately configured to align the interests of officers and stockholders and that the Company can attract, motivate and retain talented management personnel.

     The tables included in the proxy statement and the accompanying narrative and footnotes reflect the decisions covered by the above discussion. The foregoing report has been furnished by the members of the Compensation
Committee:

                                       S.P. Braud (Chairman)
                                       Joseph M. Rodgers

                                PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from February 17, 1994 (the commencement date of the Company's initial public offering of Common Stock) to December 27, 1997 (the Company's fiscal year-end) with the cumulative total returns of the S&P 500 Index and the S&P Retail (Building Supplies)-500 Index over the same period. The comparison assumes that $100 was invested on February 17, 1994 in the Company's Common Stock and in each of the foregoing indices. The historical stock price performance shown on this graph is not necessarily indicative of future performance.






                                   [GRAPH]



-----------------------------------------------------------------------------------------------------------------
                                               2/17/94       12/31/94       12/30/95      12/28/96     12/27/97
-----------------------------------------------------------------------------------------------------------------
Tractor Supply Company
Common Stock                                 $    100.00    $    105.00   $     98.75   $    102.50   $     72.50
-----------------------------------------------------------------------------------------------------------------
S&P Retail (Building Supplies)-              $    100.00    $    102.31   $     99.56   $    119.90   $    168.36
500 Index*
-----------------------------------------------------------------------------------------------------------------
S&P 500 Index                                $    100.00    $    100.52   $    138.29   $    173.53   $    219.27
-----------------------------------------------------------------------------------------------------------------



* Formerly known as S&P Specialty Retail Group Index

                 INTERESTS OF MANAGEMENT IN CERTAIN TRANSACTIONS

         The Company leases its management headquarters and eight of its stores from certain current and former members of its Board, senior management and their wives, or certain entities controlled by them. Such persons entered into these transactions principally to realize certain passive loss tax benefits that were available at the time of entering into the leases, but were significantly reduced by the Tax Reform Act of 1986. The Company believes these transactions were consummated on general business terms comparable to those which would have been available if they had been entered into with unrelated parties. The Company does not intend to enter into any such transactions in the future without the approval of its independent directors.

         Pursuant to a lease agreement dated September 15, 1986, the Company leases its management headquarters from GOF Partners, a general partnership of which Messrs. Scarlett, Hennesy, Maxwell and Flood (each of whom are current executive officers and/or directors of the Company) and Gerald E. Newkirk, former President, Chief Operating Officer and Director of the Company, are the general partners. In September 1996, the Company exercised its option to renew the lease for two successive five-year terms ending on February 9, 2007. Monthly rent is $30,000 for the first five years, $32,000 for the second five years, $35,000 for the first renewal term and $39,000 for the second renewal term. The Company has the option to terminate the lease at any time after the end of the initial lease term by offering to purchase the premises at a price of $4,775,000. If GOF Partners were to reject the Company's offer to purchase, the lease would terminate 90 days after the date of the offer.

         Under a lease agreement dated September 1, 1991, the Company previously leased its Plainfield, Indiana store from GOF Indiana Corp., a corporation of which Messrs. Scarlett, Hennesy, Newkirk, Maxwell and Flood were the sole shareholders, directors and executive officers. The initial term of the lease was 20 years, commencing on September 1, 1991 and ending on August 31, 2011, subject to renewal at the option of the Company for two successive five-year terms. Monthly rent was $8,437.50 for the first five years, $8,750 for the second five years, $9,062.50 for the third five years and $9,375 for the final five years of the initial term. The Company had the option to terminate the lease at any time after August 31, 2001 by offering to purchase the premises at a price that increased from $873,300 to $1,012,500, depending on the date of the offer. If GOF Indiana Corp. were to reject the Company's offer to purchase, the lease would terminate 90 days after the date of the offer. The related land was leased by GOF Indiana Corp. from the Company pursuant to a ground lease agreement dated July 1, 1991 which provided for a 50-year lease term, commencing on July 1, 1991 and ending on June 30, 2041 and annual rental payments that increased from $15,000 per annum to $24,300 per annum. In October 1996, the Board approved a proposed transaction to relocate the Plainfield, Indiana store to a larger facility. In June 1997, the Company (i) acquired the Plainfield, Indiana store's building from GOF Indiana Corp. for $650,000, the purchase price provided for under the lease agreement between the Company and GOF Indiana Corp. effective through August 31, 1996 (GOF Indiana Corp. waived the increase in the purchase price effective September 1, 1996 since the transaction on the property was not expected to close until approximately June 1997), (ii) canceled the ground lease agreement with GOF Indiana Corp. respecting said property, (iii) sold the Plainfield, Indiana store (building and land) to Premier Ventures, LLC, an unaffiliated real estate developer, for $750,000 (which was approximately $650,000 below the appraised value of said property), and (iv) leased a new larger store from Premier Ventures, LLC (said new store was built by Premier Ventures, LLC on a nearby site owned by them of approximately four acres and in accordance with the Company's specifications), pursuant to which the Company received a discounted rent (approximately $6.30 per square foot initially compared to the market rate of approximately $8.60 per square foot or approximately $750,000 over the fifteen year initial lease) in consideration for the reduced purchase price on the Plainfield, Indiana store building and land. In July 1997, GOF Indiana Corp. was dissolved.

         On January 1, 1986, the Company entered into capitalized sale-leaseback transactions with Mr. Scarlett and his wife for its Omaha, Nebraska store, Mr. Hennesy and his wife for its Corpus Christi, Texas and Toledo, Ohio stores, Mr. Newkirk and his wife for its Waterloo, Iowa and Sioux Falls, South Dakota stores, Mr. Maxwell and his wife for its Nashville, Tennessee store and Mr. Flood and his wife for its Mandan, North Dakota store. The Company sold and leased back and provided the financing for such properties at estimated fair values totaling $2,575,000. Management determined such sale prices based on the appraised value of comparable stores acquired by the Company around that time. The related gains arising from the sale-leaseback of these properties are deferred and amortized on a straight-line basis over the lives of the related leases. Properties under capital leases acquired through such sale-leaseback transactions have been reduced by the related deferred gains on the properties and are classified with property and equipment on the Company's financial statements. Pursuant to substantially similar lease agreements dated January 1, 1986, the Company leases such stores for initial terms of 20 years, commencing on January 1, 1986 and ending on December 31, 2005, subject to renewal at the option of the Company for two successive five-year terms. The Company has the option to terminate such leases after December 31, 1995 by offering to purchase the premises at purchase prices ranging from $389,500 to $523,500 for the Corpus Christi, Texas store to $934,800 to $1,256,300 for the Omaha, Nebraska store, depending on the date of the offer. If the landlord were to reject an offer to purchase a particular store, the lease would terminate 90 days after the date of the offer. Monthly rent payments under such leases range from $2,580 to $6,081 for the Corpus Christi, Texas store to $6,193 to $14,595 for the Omaha, Nebraska store. Rent payments under all such leases totaled approximately $425,000 for the fiscal year ended December 27, 1997. In December 1993, all of the 20 year nonrecourse installment deed notes between the Company and such executive officers and/or directors and their wives, except the two issued by Mr. Hennesy and his wife, were repaid. During the fiscal year ended December 31, 1994, (i) the Company exchanged the mortgage on the note issued by Mr. Hennesy and his wife respecting the Toledo, Ohio store with a mortgage on the Paris, Texas store, which was owned by the Company and had a comparable fair market value, and (ii) the two notes issued by Mr. Hennesy and his wife were repaid. The balance of these capitalized lease obligations, which are included in total capital lease obligations on the Company's financial statements, was $1,692,000 as of December 27, 1997.

         The leases do not contain any restrictions on assignment by the landlords. Moreover, if a landlord were to sell or otherwise transfer the leased premises, it would not remain secondarily liable under the lease; rather, the purchaser or transferee would be deemed, without any agreement with the Company, to have assumed all of the obligations of the landlord arising after the date of such sale or transfer.

         Pursuant to the Plan of Reorganization and Exchange Agreement dated as of May 1, 1991 between the Company and Thomas J. Hennesy, III, a director of the Company, the Company acquired 2,408,334 (constituting all) of the shares of Common Stock held by Mr. Hennesy in exchange for 5,875 shares of Series B Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock"). Dividends on outstanding shares of the Preferred Stock are cumulative and payable semi-annually on May 1 and November 1 at a rate of 8% of the stated value ($1,000 per share) of such shares, increasing to 10% on May 1, 1999, 11% on May 1, 2000, 12% on May 1, 2001 and 13% thereafter. Such shares may be redeemed by the Company at any time and from time to time, in whole or in part, after May 1, 1995 at a redemption price of $1,000 per share plus unpaid accrued dividends. In connection with such Plan of Reorganization and Exchange, the Company also purchased, at a cash redemption price of $2.44 per share, 481,817 shares of Common Stock from persons to whom Mr. Hennesy had transferred shares of Common Stock. On May 26, 1995, the Company repurchased 2,350 shares of the Preferred Stock at a total repurchase price of approximately $2,363,000 (including accrued dividends totaling approximately $13,000). On May 24, 1996, the Company repurchased 1,762 shares of the Preferred Stock at a total repurchase price of approximately $1,771,000 (including accrued dividends totaling approximately $9,000). On May 23, 1997, the Company repurchased the remaining 1,763 outstanding shares of the Preferred Stock (at a total repurchase price of approximately $1,763,000 plus unpaid accrued dividends).

         Pursuant to a Consulting and Noncompetition Agreement between the Company and Thomas J. Hennesy, III, dated as of May 1, 1991, Mr. Hennesy, who is currently a director of the Company, has agreed to provide consulting and advisory services to the Company from July 1, 1995 to June 30, 2000 and not to compete with the Company during such period and for two years thereafter. During such seven-year period, the Company will pay Mr. Hennesy a fee of $150,000 per annum and will provide him and his wife with certain health benefits.

         On November 12, 1997, the Company entered into two promissory notes (one a bridge loan in the amount of $75,600 and the other an unsecured note for $30,000, bearing interest at 8% per annum beginning January 11, 1998) with Gerald W. Brase, the Company's recently hired Senior Vice President of Merchandising and Marketing, in connection with Mr. Brase's relocation to Nashville, Tennessee from San Antonio, Texas. Mr. Brase repaid part of the promissory notes in January 1998 and the balance in February 1998.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market and to furnish the Company with a copy of each such report. Additionally, SEC regulations require the Company to identify in its proxy statement those individuals for whom any of such reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. The Company believes that all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except for the Company has received neither a Form 5, nor a representation that no Form 5 was required to be filed, from Gerald E. Newkirk, its former President, Chief Operating Officer and Director, with respect to 1997.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 31, 1998 (except for T. Rowe Price Associates, Inc., Wellington Management Company, LLP, Luther King Capital Management Corporation, and Investors Bank and Trust Company, trustee under the Tractor Supply Company Restated 401(k) Retirement Plan, which are as of December 31, 1997) by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director or person nominated to be a director, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of the Common Stock are based upon responses to Company inquiries which cited Rule 13d-3 under the 1934 Act . Such Rule provides that shares shall be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares; or where a person has the right to acquire any such beneficial ownership within 60 days after the date of determination. Except as disclosed in the notes to the table, each named person has sole voting and investment power with respect to the number of shares shown as beneficially owned by him. There were 8,736,494 shares of Common Stock issued and outstanding on January 31, 1998.

                      Name and Address                                    Shares Beneficially        Percent
   Class           of Beneficial Owner (a)                                       Owned              of Class
-------------------------------------------------------------------------------------------------------------------
   Common
   Stock
              Joseph H. Scarlett, Jr. (c) (d)..........................        1,479,692            16.9%
              Thomas O. Flood (c) (e)..................................          549,842             6.3%
              James R. McMurray (b)....................................              667               *
              Daisy L. Vanderlinde.....................................               --              --
              Lawrence Goldberg (b)....................................            1,833               *
              Investors Bank and Trust Company (g).....................          938,049            10.7%
              Wellington Management Company, LLP (h)...................          627,200             7.2%
              Luther King Capital Management
                  Corporation..........................................          450,100             5.2%
              T. Rowe Price Associates, Inc. (i).......................        1,061,600            12.2%
              S.P. Braud (b)...........................................              998               *
              Thomas J. Hennesy, III...................................               --              --
              Joseph D. Maxwell (f)....................................          367,559             4.2%
              Joseph M. Rodgers........................................              550               *
              All directors and executive officers as a group
                  (18 persons) (b) (c) (d) (e) (f).....................        2,410,170            27.6%

              *  Less than 1%

------------------
(a) The addresses of Messrs. Scarlett, Flood, McMurray, Goldberg, Maxwell, Braud, Hennesy, Rodgers and Ms. Vanderlinde are c/o the Company, 320 Plus Park Blvd., Nashville, Tennessee 37217, the address of Investors Bank and Trust Company is 89 South Street, Boston, Massachusetts 02111, the address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109, the address of Luther King Capital Management Corporation is 301 Commerce, Suite 1600, Forth Worth, Texas 76102, and the address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.
(b) Shares of Common Stock owned by Messrs. McMurray, Goldberg, Braud and the directors and executive officers as a group include approximately 667; 1,333; 498 and 9,577 shares of Common Stock, respectively, which are beneficially owned pursuant to options granted under the Company's 1994 Stock Option Plan, because they will have the right to acquire beneficial ownership of the shares of Common Stock relating thereto within 60 days after January 31, 1998.
(c) Shares of Common Stock owned by Messrs. Scarlett, Flood, and the directors and executive officers as a group exclude approximately 26,186; 21,157 and 68,038 shares of Common Stock, respectively, allocated to their respective 401(k) Plan accounts, with respect to which such directors and executive officers have investment and voting power on a pass through basis.
(d) Includes 100,000 shares owned by Mr. Scarlett's wife with respect to which Mrs. Scarlett has investment and voting power and Mr. Scarlett disclaims beneficial ownership.
(e) Includes 100,000 shares owned by Mr. Flood's wife with respect to which Mrs. Flood has investment and voting power and Mr. Flood disclaims beneficial ownership.
(f) Includes 203,992 shares owned by Mr. Maxwell's wife with respect to which Mrs. Maxwell has investment and voting power and Mr. Maxwell disclaims beneficial ownership, 3,200 shares owned by Mr. Maxwell's son with respect to which such son has investment and voting power and Mr. Maxwell disclaims beneficial ownership and 6,375 shares owned by Mr. Maxwell's daughter with respect to which such daughter has investment and voting power and Mr. Maxwell disclaims beneficial ownership.
(g) Investors Bank and Trust Company, as trustee for the Tractor Supply Company Restated 401(k) Retirement Plan, has advised the Company that they hold these shares of record as trustee (which includes the shares described in footnote (c) above). Plan participants have voting and investment power on a pass through basis over the shares held by the trustee.
(h) Includes 346,200 shares for which Wellington Management Company, LLP has shared voting power and 627,200 shares for which it has shared investment power.
(i) These shares are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. (which has sole voting power with respect to 792,500 of such shares or 9.1% of the shares outstanding), for which T. Rowe Price Associates, Inc. serves as investment advisor with sole power to direct the investment of such shares and, with respect to 269,100 of such shares, sole power to vote such shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of all such shares.

                  RATIFICATION OF REAPPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The Board has reappointed Price Waterhouse LLP as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 26, 1998. Price Waterhouse LLP has served as independent auditors for the Company since 1983. At the Annual Meeting, the stockholders are being asked to ratify the reappointment of Price Waterhouse LLP as the Company's independent auditors for fiscal 1998. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Representatives of Price Waterhouse LLP have been invited to and are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO RATIFY THE REAPPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 26, 1998.

                              STOCKHOLDER PROPOSALS

         Stockholders who desire to submit to the Company proposals for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders must submit such proposals to the Secretary of the Company by November 20, 1998.

                                  OTHER MATTERS

         The Board does not intend to present any business at the Annual Meeting other than the items stated in the "Notice of Annual Meeting of Stockholders" and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any continuations or adjournments thereof, it is intended that the enclosed proxy will be voted with respect thereto in accordance with the best judgment and discretion of the persons named in the proxy.

         In addition to solicitation by mail, proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy or telegram. The costs of such solicitation will be borne by the Company. The Company will also make arrangements with brokerage houses, custodians and other nominees to send proxy materials to the beneficial owners of shares of the Company's Common Stock held in their names, and the Company will reimburse them for their related postage and clerical expenses.

                            AVAILABILITY OF FORM 10-K
                        AND ANNUAL REPORT TO STOCKHOLDERS

         Copies of the Company's Annual Report to Stockholders for the fiscal year ended December 27, 1997, which includes certain audited financial information about the Company, are currently being mailed to stockholders together with this Proxy Statement. Additional copies of such Annual Report, along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1997, as filed with the Securities and Exchange Commission (exclusive of documents incorporated therein by reference), are available without charge to stockholders upon written request to the Company's investor relations firm, Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee 37210.

                                                                    Appendix A

------------------------------------------------------------------------------
                             TRACTOR SUPPLY COMPANY

P                       ANNUAL MEETING OF STOCKHOLDERS
R
O              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y


         The undersigned hereby appoints Thomas O. Flood and Michael J. Kincaid and each of them (with power of substitution) proxies of the undersigned to represent and vote, as designated on the reverse side, all shares of common stock, par value $.008 per share ("Common Stock"), of Tractor Supply Company (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on April 23, 1998 and at any adjournment thereof.

                                                             -----------------
           CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE SIDE
                                                             -----------------
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

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     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ITEMS 1 AND 2.


1.   Election of one Class I Director for a       2.   Ratification of the reappointment of Price        FOR     AGAINST   ABSTAIN
     three year term ending at the 2001                Waterhouse LLP as independent certified public   -----     -----     -----
     Annual Meeting of Stockholders.                   accountants for the fiscal year ending
                                                       December 26, 1998.                               -----     -----     -----

Nominee for Class I Director: Thomas O. Flood

                     FOR             WITHHOLD     In their discretion, the Proxies are authorized to vote upon such other business
                    -----             ------      as may properly come before the annual meeting.

                    -----             ------

                                                                                              MARK HERE     -----
                                                                                            FOR ADDRESS
                                                                                             CHANGE AND     -----
                                                                                            NOTE AT LEFT

                                                  IMPORTANT: Please date and sign as your name appears
                                                  at left and return in the enclosed envelope. When
                                                  signing as executor, administrator, trustee,
                                                  guardian, etc., please give full title as such. If
                                                  the stockholder is a corporation, this proxy should
                                                  be signed in the full corporation name by a duly
                                                  authorized officer whose title is stated.

                                                  Signature:________________________________   Date_______________

                                                  Signature:________________________________   Date_______________
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